EXHIBIT 5.1

Law Offices of Aaron A. Grunfeld & Associates

11111 Santa Monica Boulevard, Suite 1840

Los Angeles, California 90025

August 17, 2016

Second Sight Medical Products, Inc. 12744 San Fernando Road Suite, 400 Sylmar, California 91342

Re: Registration Statement on Form S-8 Filed by Second Sight Medical Products, Inc.

Ladies and Gentlemen:

We have acted as a counsel to Second Sight Medical Products, Inc., a California corporation (the “Company”) in connection with the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission on or about the date hereof, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,790,000 shares of common stock (the “Shares”) of Second Sight Medical Products, Inc. (the “Company”), no par value, consisting of: (i) 1,500,000 additional shares of Common Stock issuable under the Registrant's 2011 Equity Incentive Plan (“2011 Plan”), (ii) 100,000 shares of common stock issuable under the Registrant's 2015 Employee Stock Purchase Plan (the “ESPP Plan” and together with the 2011 Plan, the “Plans”) pursuant to an “evergreen” provision in the ESPP Plan, and (iii) 190,000 previously announced stand-alone restricted stock unit awards granted on December 1, 2015 to Will McGuire as an inducement award in connection with the commencement of employment.

You have requested our opinion as to the matters set forth below in connection with the Registration Statement.  For purposes of rendering that opinion, we have examined the Plans, the Registration Statement, the Company’s Restated Articles of Incorporation, Amended and Restated Bylaws, and the corporate actions of the Company that provide for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate.  We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on a certificate of an officer of the Company.  In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind.  We have not verified any of those assumptions.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when exercised, issued and sold in the manner referred to in the Plans and pursuant to the agreements that accompany the Plans, will be legally and validly issued, fully paid, and nonassessable and have been authorized by all necessary corporate actions of the Company.

The opinion expressed herein is limited to the California Corporations Code, including the applicable provisions of the California Constitution and the reported judicial decisions interpreting such law, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction. We express no opinion as to compliance with any federal or state securities laws or state laws regarding fraudulent transfers, and to the extent that any matter as to which our opinion would be governed by any jurisdiction other than the State of California we do not express any opinion on such matter.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion should be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on Form S-8 filed by the Company to effect registration of the Shares under the Securities Act of 1933 (the “Act”). In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Law Offices of Aaron A. Grunfeld & Associates